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                          NONRECOURSE PROMISSORY NOTE


$701,431.00                                                      January 1, 2001


     FOR VALUE RECEIVED, the undersigned, W. Lance Anderson, promises to pay to the order of NovaStar Financial, Inc., a Maryland corporation (the "Company"), the principal amount of Seven Hundred One Thousand, Four Hundred Thirty-one and 00/100 Dollars ($701,431.00) without interest.

     This Note is secured by Seventy-two Thousand Two Hundred Twenty-two (72,222) shares of common stock of NovaStar Financial, Inc. owned by the undersigned.

     Without impairing or otherwise limiting the Company's rights and remedies with respect to the collateral given for this Note, the undersigned shall not be liable personally for the repayment of the indebtedness evidenced by the Note, and the Company waives its right to enforce against the undersigned a judgment posing liability for any deficiency in payment of the indebtedness evidenced by this Note.

     Principal shall be payable in ten (10) equal installments of Seventy Thousand, One Hundred Forty-three and 10/100 Dollars ($70,143.10) beginning December 31, 2001.

     Payment of principal then due will be forgiven by the Company if the undersigned remains in the employ of the Company on the due date.

     If prior to maturity there is a "Change of Control" in the Company or if the undersigned's employment is terminated by the Company other than for "Cause" or by the undersigned for "Good Reason," as those terms are defined in the undersigned's Employment Agreement with the Company, all remaining unpaid principal and interest due under the Note shall be forgiven.

     In addition, a bonus will be paid by the Company to the undersigned in the amount of personal tax liability resulting from the forgiveness of debt that is in excess of the after-tax dividends from the common stock securing this note. The after tax dividends are calculated as the dividends paid on the common stock securing this note, reduced by the amount of the personal tax liability resulting from the dividends. If the after-tax dividends from the common stock securing this note are greater than or equal to the personal tax liability, no bonus relating to this note will be paid.

     Principal shall be payable in full at maturity, which maturity date is the earlier of (i) the sale of the underlying securities, (ii) the termination of the undersigned's employment with the Company or (iii) December 31, 2010.

     This Note may be prepaid in full or in part at any time.

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     If default be made in the payment of principal when due, then the whole sum of principal shall become immediately due and payable at the option of the holder of this Note, without notice or demand.

     Promisor shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the holder hereof in the collection of this Note.



/s/ W. Lance Anderson
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W. Lance Anderson



NovaStar Financial hereby consents to
the waiver of remedies and the limitation of rights contained in this Note.


By: /s/ Rodney E. Schwatken
    -------------------------------
Vice President and Treasurer

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